                                                                    EXHIBIT 99.1


SAN JUAN BASIN ROYALTY TRUST

TexasBank, Trustee
2525 Ridgmar Boulevard
Fort Worth, Texas  76116


                                                 NEWS RELEASE


SAN JUAN BASIN ROYALTY TRUST
DECLARES MONTHLY CASH DISTRIBUTION


FORT WORTH, Texas, April 17, 2003 - TexasBank, as Trustee of the San Juan Basin Royalty Trust, today declared a monthly cash distribution to the holders of its units of beneficial interest of $7,375,107.65, or $0.158234 per unit, based upon production during the month of February 2003. The distribution is payable May 14, 2003, to unit holders of record as of April 30, 2003. Gas production for the properties from which the royalty was carved (the "Underlying Properties") totaled approximately 3,267,820 Mcf (3,618,188 MMBtu). Dividing gross revenues by production volume yielded an average gas price for February 2003 of $4.60 per Mcf ($4.16 per MMBtu) as compared to $3.91 per Mcf ($3.66 per MMBtu) for January 2003. Capital costs for the month were $1,093,409. Lease operating expense was $1,417,385 and taxes were $1,574,430. Burlington Resources Oil & Gas Company LP, the operator of certain of the Underlying Properties, has deducted the sum of $901,776 from this month's distribution as the amount of the Trust's portion of a settlement with the Mineral Management Service of the United States Department of the Interior and the Jicarilla Apache Nation.




Contact:          Lee Ann Anderson, Vice President and Trust Officer
                  Kaye Wilke, Investor Relations, toll-free: (866) 809-4553
                  Fax: (817) 735-0936

                  Website: www.sjbrt.com
                  e-mail: sjt@texasbank.com
                  NYSE Ticker Symbol: SJT